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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Registration Statement No. 333-106484, on Form S-8 to Form S-4 (the "Post-Effective Amendment") of Edge Petroleum Corporation of our report dated March 19, 2001, appearing in the Annual Report on Form 10-K/A of Edge Petroleum Corporation for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in the Post-Effective Amendment.


/s/ Deloitte & Touche L.L.P.
Houston, Texas
December 4, 2003